UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019

CYREN LTD.

(Exact name of Registrant as specified in its charter)

Israel	000–26495	Not applicable
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

10 Ha-Menofim St., 5th Floor
Herzliya, Israel	4672561
(Address of principal executive offices)	(Zip Code)

011–972–9–863–6888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, par value ILS 0.15 per share	CYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 4, 2019, Cyren Ltd. (the “Company”) issued a press release announcing the commencement of a rights offering to shareholders (the “Rights Offering”). A copy of the press release is filed as Exhibit 99.8 hereto. In connection with the Rights Offering, the Company is filing items included as Exhibits 5.1 through 99.7 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to the Company’s Registration Statement on Form S-3 (Registration No. 333-233316), to which the prospectus supplement dated October 4, 2019 relating to the Rights Offering is a part. The Company expects to utilize the net proceeds of the Rights Offering for general working capital purposes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits
5.1	Opinion of Yigal Arnon & Co.
23.1	Consent of Yigal Arnon & Co. (included in Exhibit 5.1)
99.1	Form of Instructions as to use of Rights Certificates
99.2	Form of Letter to Shareholders who are Record Holders
99.3	Form of Letter to Shareholders who are Beneficial Holders
99.4	Form of Letter to Clients of Shareholders who are Beneficial Holders
99.5	Beneficial Owner Election Form
99.6	Form of Nominee Holder Certification
99.7	Form of Subscription Rights Certificate
99.8	Press Release of Cyren Ltd., dated October 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYREN LTD.

Date: October 4, 2019	/s/ J. Michael Myshrall
J. Michael Myshrall
Chief Financial Officer

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